Exhibit 10.18


                           STATMON TECHNOLOGIES CORP.

                 NOTE PURCHASE AND SHAREHOLDER RIGHTS AGREEMENT

         This Note Purchase and Shareholder Rights Agreement (the "AGREEMENT") is dated as of November 3rd, 2000 by and among (i) Statmon Technologies Corp., a Delaware Corporation, with its main office at 114 North Doheny Drive, Suite 201, Los Angeles, CA 90048 (the "COMPANY"), (ii) John Hoff (the "Purchaser"), and
(iii) the Significant Holders and this Agreement shall be effective as of the date of execution hereof by the above named parties.

                                    RECITALS

      A. In connection with the moneys the Purchaser has advanced and has agreed to advance the Company (as reflected in Section 2 below), such advancement made to aid the Company in its initial and ongoing operating costs, the Parties have agreed to the terms and conditions described herein; and

      B.    the  Company  has agreed to execute  the  attached  Promissory  Note
            (Exhibit B)("Promissory Note") and the attached Trademark/Patent Security Agreement (Exhibit C)("Trademark Security Agreement") and to sell and issue to Purchaser the Shares of Common Stock as described in Sections 1 and 3.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "COMMON STOCK" means the common stock, $0.00001 par value, of the Company and any securities which may replace such common stock, due to reorganization or any other reason.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "HOLDER" means the Purchaser and one holding Registrable Securities, or any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 5.10 hereof.

                  "REGISTRABLE SECURITIES" means (i) Shares and (ii) any Common Stock of the Company issued or issuable in respect of Shares upon any conversion, stock split, stock dividend, recapitalization, or similar event; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

                  "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated in the definition of "Selling Expenses", incurred by the Company in complying with Sections 5.1, 5.2 and 5.3 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel to the selling stockholders (up to a maximum amount of $25,000 per registration), blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legends set forth in Section 4 hereof.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth in the definition of "Registration Expenses", all fees and disbursements of separate counsel for any Holder.

                  "Shares" means 250,000 shares of Common Stock issued by the Company to Purchaser pursuant to Section 3 hereof.

         2.       MANNER OF PURCHASER CONTRIBUTION.

                  Purchaser will lend to the Company up to $250,000 for the purposes detailed on the attached budget (Exhibit D) in the following manner:
Purchaser will wire to the Company, on or about the 30th of September and on the 27th of each month of November and December, 2000, amounts called for by the attached budget, but in any event not to exceed the category and monthly limits there listed and less any money previously forwarded during that respective


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

month. Certain sums during a particular month may be needed before the 27th of said month. In this case, Purchaser will pay for such expenses (again not to exceed category and monthly limits established in the attached budget) as they become due and in such manner as he chooses. Also, travel arrangements called for by said budget will be arranged by a travel agent approved by Purchaser and travel expenses will be paid by any method chosen by Purchaser. All such payments will be deducted from that month's contribution as explained above.

         3.       SHARES ISSUED.

                  The Company will, promptly following the execution of this Agreement, issue to Purchaser 250,000 shares of Common Stock (the "Shares") which Shares shall upon issuance be fully paid and non-assignable. The Company represents and warrants that on issuance the Shares will represent 6.17% of the equity securities of the Company, on a fully-diluted basis after giving effect to the sale and issuance of $4.0 Million of preferred stock of the Company, as disclosed to the Purchaser by the Company.

         4. RESTRICTIVE LEGEND. The Purchaser acknowledges and accepts that the Shares are being issued to him without registration under federal or applicable state securities laws, and that the certificates representing the Shares or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, or similar event, shall (unless otherwise permitted by the provisions below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.


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

         5.       REGISTRATION.

                  5.1. REQUESTED REGISTRATION.

                           (a)  Request  for  Registration.  In case the Company
shall receive from Purchaser a written request that the Company effect any registration with respect to shares of Registrable Securities, the Company will as soon as practicable, use its best efforts to effect such registration(s) as part of a firm commitment underwritten public offering with underwriters reasonably acceptable to the Purchaser and the Company (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, within 20 days after the date of such written notice from the Company.

         Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this
Section 5.1:

                                            (A)  Prior  to  the  earlier  of (i)
January 1, 2003 and (ii) six months after the effective date of the Company's first registered public offering of its Common Stock;

                                            (B)  Unless the  aggregate  offering
price of all Registrable Securities sought to be registered by all Holders would exceed $1,000,000;

                                            (C) During the period  starting with
the date thirty (30) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a transaction under Rule 145 promulgated under the Securities Act or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                            (D) After the Company has  completed
two registrations pursuant to this subparagraph 5.1(a); or

                                            (E) If the Company  shall furnish to
the Purchaser a certificate signed by the President of the Company stating that, because it is necessary for the Company to consummate a pending transaction, in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future. In such case, the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.1(a) shall be deferred for a period not to exceed 90 days from the date of receipt of the written request from the Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.


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

                           (b) Subject to the foregoing clauses (A) through (E),
the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Purchaser.

                           (c)  Underwriting.  In the  event  of a  registration
pursuant to Section 5.1, the Company shall advise the Holders as part of the notice given pursuant to Section 5.2(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this
Section 5.1, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company. If other selling shareholders who are not Qualified Holders (hereinafter defined) request registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Registrable Securities to be included in such registration. The Term "Qualified Holders" shall mean (i) the Purchaser or (ii) the Purchaser's successors and assigns to whom registration rights under this agreement have been assigned or transferred in accordance with Section 5.10 hereof.

                  5.2. COMPANY REGISTRATION.

                           (a)  Notice of  Registration.  If at any time or from
time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a transaction under Rule 145 promulgated under the Securities Act, the Company will:

                                    (i)  promptly  give to  Purchaser  and  each
other Holder written notice thereof; and

                                    (ii) include in such  registration  (and any
related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the


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

Registrable Securities specified in a written request or requests, delivered to the Company within 20 days after the date of such written notice from the Company, by any Holder.

                           (b)  Underwriting.  If the  registration of which the
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

                           All Holders  proposing to distribute their securities
through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to an amount no less than the lesser of (i) 20% of all shares to be included in such offering or (ii) 75% of the Registrable Securities that had been proposed by the Holders to be included in such offering, provided that if other selling shareholders who are not Qualified Holders (as defined above) have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Registrable Securities to be included in such registration. The Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

                           (c)  Right to  Terminate  Registration.  The  Company
shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration and shall give notice to each Holder who has elected to include securities in such registration as soon as practicable after such termination or withdrawal.

                  5.3. REGISTRATION ON FORM S-3.

                           (a)  Request  for  Registration.  In case the Company
shall receive from Purchaser a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such


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

Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 5.3 in any twelve (12) month period. If such offer is to be an underwritten offer, the underwriters must be acceptable to both the Purchaser and the Company. The Company shall inform the Purchaser and any other Holders of the proposed registration and offer them upon at least 20 days written notice the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(c) shall be applicable to each such registration initiated under this
Section 5.3.

                           (b) Notwithstanding the foregoing, the Company  shall
not be obligated to take any action pursuant to this Section 5.3:

                                    (i) If the Company,  within twenty (20) days
of the receipt of the request of the Purchaser, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a transaction under Rule 145 promulgated under the Securities Act, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); or

                                    (ii)  During  the period  starting  with the
date thirty (30) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a transaction under Rule 145 promulgated under the Securities Act or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                  5.4. SUBSEQUENT REGISTRATION RIGHTS.

                           (a) Without the consent of any holder of  Registrable
Securities hereunder, the Company may grant to any holder of securities of the Company issued subsequently to the Registrable Securities, registration rights on a pari passu basis with the rights granted the Purchaser hereunder or rights which are entirely inferior and subordinate to those granted hereunder.

                           (b) The  Company  shall not enter into any  agreement
granting any holder or prospective holder of any securities of the Company registration rights superior to the rights granted the Purchaser.

                  5.5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to this Section 5 shall be borne by the Company. Selling Expenses, other than underwriting discounts and selling commissions, relating to securities registered on behalf of the Purchaser (with the limitation that Purchaser is limited to one counsel and a $10,000 cap will apply to attorneys fees) and all other registration expenses shall be borne by the Company.


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

                  5.6. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:

                           (a)  prepare and file with the  Commission  within 90
days after the receipt of request for registration, a registration statement on any appropriate form under the Securities Act, which form shall be available for sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to the Holders of the
Registrable Securities covered by such registration statement (the "PARTICIPATING HOLDERS") and the underwriters copies of all such documents provided to be filed, which documents will be subject to the review of such Holders and underwriters (it being acknowledged that if Holder does not respond with comments thereto within 10 days, Holder shall be deemed to have approved of such documents as presented);

                           (b)  prepare  and  file  with  the  Commission   such
amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective for a reasonable period not to exceed 180 days; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

                           (c) notify the Participating Holders and the managing
underwriters promptly, and (if requested by any such person) confirm such advice in writing, of the following: when a prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to a registration statement or any post-effective amendment, when the same has become effective; of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information; of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose; of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and of the happening of any event that makes any statement of a material fact made in the registration statement, the prospectus or any documents incorporated therein by reference untrue or which requires the making of any changes in the registration statement so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (d) make reasonable  efforts to obtain the withdrawal
of any order suspending the effectiveness of a registration statement at the earliest possible moment;


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

                           (e)  if   reasonably   requested   by  the   managing
underwriters, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters believe (on advice of counsel) should be included therein as required by applicable law relating to such sale of Registrable Securities, including, without limitation, information with respect to the purchase price being paid for the Registrable Securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten) offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                           (f)  furnish to each  managing  underwriter,  without
charge, at least one signed copy of the registration statement and any post-effective amendment, including financial statements and any schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                           (g)  deliver  to each  Participating  Holder  and the
underwriters without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus and any amendment or supplement thereto) as such persons may reasonably request; the Company consents to the use of such prospectus and of any amendment or supplement thereto by each of the Participating Holders and the underwriters in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto;

                           (h) prior to any public  offering of the  Registrable
Securities, cooperate with the Participating Holders, the underwriters, if any, and their respective counsel in connection with and use its best efforts to effect the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Participating Holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject;

                           (i) use its best  efforts  to cause  the  Registrable
Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters to consummate the disposition of such Registrable Securities;

                           (j)   as   necessary,   prepare   a   supplement   or
post-effective amendment to the applicable registration statement or related prospectus or any documents incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue


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

statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                                (k)  use  its  best   efforts   to   cause   all
Registrable Securities covered by the registration statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

                                (l) enter into such  agreements  (including,  an
underwriting agreement) and take all such other action reasonably required in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities;

                                (m) provide a transfer  agent and  registrar for
the   Registrable   Securities  not  later  than  the  effective  date  of  such registration statement;

                                (n) make available for inspection by one or more
representatives of the Participating Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Participating Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with such; and

                                (o)  otherwise  use its best  efforts  to comply
with all applicable federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each Participating Holder and each underwriter to consummate the sale or disposition in such jurisdiction or jurisdictions in which any such Participating Holder or underwriter shall have required that the Registrable Securities be sold.

Except as otherwise provided herein, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each registration statement the selection of underwriters, and the distribution of any preliminary prospectus included in the registration statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders. The Company may require that each Participating Holder furnish in writing to the Company such information required for the distribution of the Common Stock and such other information as may otherwise be required by the Securities Act to be included in such registration statement.

                  5.7. Indemnification.

                                (a) The Company will indemnify,  defend and hold
harmless each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case (i) for amounts paid in settlement without the Company's consent (which shall not be unreasonably withheld), or (ii) to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person, and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any Holder, if due to the fault of such Holder a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

                           (b) Each Holder will, if Registrable  Securities held
by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Holder, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other Holders or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder in writing and stated to be specifically for use therein. Notwithstanding the foregoing, (i) no indemnifying Holder will be liable in any such case for amounts paid in settlement without such Holder's prior written consent (which shall not be unreasonably withheld), and (ii) the liability of each Holder under this subsection 5.7(b) shall be limited to an amount equal to the net proceeds received by such Holder for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

                           (c) Each party entitled to indemnification under this
Section 5.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (d) In connection  with each  registration  statement
relating to the disposition of Registrable Securities if the indemnification provided for in subsection (i) hereof is unavailable to an Indemnified Party thereunder in respect to any losses, claims, damages or liabilities referred to therein, then the Company shall in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities. The amount to be contributed by the Company hereunder shall be an amount which is in the same proportionate relationship to the total amount of such losses, claims, damages or liabilities as the total net proceeds from the offering (before deducting expenses) of the Registrable Securities bears to the total price to the public (including underwriters' discounts) for the offering of securities covered by such registration.

                  5.8. INFORMATION BY HOLDER. The Holders of Registrable Securities included in any registration shall furnish to the Company in writing such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

                  5.9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use all reasonable efforts to:

                           (a) Make and keep public  information  available,  as
those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                           (b) File with the  Commission  in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c)  So  long  as  a  Holder   owns  any   Restricted
Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 promulgated under the Securities Act (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                  5.10. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 5.1, 5.2 and 5.3 may be assigned to a transferee or assignee in connection with any permitted transfer or assignment of Registrable Securities by the Purchaser (and by any other Holder) Holder provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such assignee or transferee acquires (A) at least 25% (as adjusted for stock splits, stock dividends, stock combinations and the like) of the Registrable Securities, or (B) all of the Registrable Securities owned by the Holder, (iii) written notice is promptly given to the Company, and (iv) such transferee agrees in writing to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned without compliance with item (ii) above to (x) any constituent partner (or retired partner), member or shareholder of a Holder which is a partnership, limited liability company or corporation, or an affiliate (as such term is defined in Rule 405 of the Securities Act) of such Holder or (y) a family member or trust for the benefit of a Holder who is an individual, or a trust for the benefit of a family member of such a Holder or the Holder's estate.

                 5.11. TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate on the date that is three years after the effective date of the Company's firm commitment initial public offering of shares of Common Stock or when Holder can act under 144(k) in order to sell all of Holder's shares, if earlier.

                 5.12. SUCCESSORS. The Company shall not be sold to or merge into another entity unless the entity surviving the sale or merger shall assume all of the Company's obligations under this Article 5.

        6. COVENANTS OF THE COMPANY; The Company hereby covenants and agrees, so long as there is any remaining balance owed to Purchaser under the Promissory Note (except as to 6.8 which covenant will remain after the purchaser is paid in full under the Promissory Note), as follows:

                  6.1. FINANCIAL INFORMATION.

                           (a) The Company will provide the following reports to
each Purchaser:

                                    (i) As soon as practicable  after the end of
the fiscal year ending December 31, 2000 and each fiscal year thereafter, and in any event within 90 days after the end of each such fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles applied on a consistent basis and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company, and a capitalization table in reasonable detail for such fiscal year; and

                                    (ii) As soon as practicable after the end of
each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each month, and consolidated statements of operations of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than accompanying notes) applied on a consistent basis, subject to changes resulting from year-end audit adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company.

                                    (b) The Company  will  provide the following
reports to each Purchaser:

                                    (iii) Prior to the  beginning of each fiscal
year, commencing with the fiscal year beginning January 1, 2001, a budget on a monthly basis as adopted by the Company's Board of Directors for the fiscal year; and

                                    (iv)   Promptly   after    transmission   or
occurrence, and in any event within 10 days thereof, (A) copies of all material written communications by the Company to its shareholders or the financial community generally, to its accountants and business consultants, or to governmental agencies or authorities, (B) copies of reports filed by the Company or, if the report relates to the Company, by its officers, directors and representatives with the Commission or any stock exchange, and (C) notice of any event which may reasonably be expected to have a significant material adverse effect on the Company's business prospects or financial condition or such Purchaser's investment in the Company.

                  6.2. PROMPT PAYMENT OF TAXES, ETC. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges and levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto.

                  6.3. MAINTENANCE OF PROPERTIES AND LEASES. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted; and the Company will comply with the material provisions of all leases to which it is a party under which it occupies property if the breach of any such lease would have a material and adverse effect on condition, financial or otherwise, of the Company.

                  6.4. INSURANCE. The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

                  6.5. KEY PERSON LIFE INSURANCE. The Company has as of the date hereof or shall within 90 days of the date hereof use its best efforts to obtain from financially sound and reputable insurers term life insurance on the life of Peter Upfold in the amount of $1,000,000. The Company will cause to be maintained such term life insurance until the Obligations are paid in full. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

                  6.6. COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES. The Company shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of its business or to its assets or properties.

                  6.7. MAINTENANCE OF CORPORATE EXISTENCE. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and rights in or to the licenses, patents, processes, trademarks, trade names or copyrights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business.

                  6.8. BOARD OF DIRECTORS. The Company shall take all appropriate actions to fix and maintain a Board of Directors of five persons, unless the Board shall otherwise determine. The Purchaser, if he desires, shall be a member of the Board of Directors.

                  6.9. TRANSACTIONS WITH AFFILIATES. The Company shall not, without the approval of the Purchaser, engage in any loans, leases, contracts or other transactions with any director, officer or key employee of the Company, or any member of such person's immediate family, on terms less favorable than the Company would obtain in a transaction with an unrelated party, determined by the Board of Directors.

                  6.10. USE OF PROCEEDS. The Company shall use the proceeds that it receives under this Agreement substantially as indicated on the budget attached hereto (Exhibit D) except with the prior written consent of Purchaser.

                  6.11. LIMITATION ON ISSUANCES OF ADDITIONAL SHARES. Without the prior written consent of the Purchaser, the Company will not authorize or issue any shares of its capital stock.

                  6.12. LIMITATION ON DIVIDENDS AND DISTRIBUTIONS. Without the prior written consent of the Purchaser, the Company will not (a) declare or pay any dividends (cash or otherwise) on its Common Stock, (b) otherwise declare any other type of distributions, or (c) repurchase or redeem any shares of its stock.

                  6.13. RESTRICTIONS OF LOANS. Until the Obligations are paid in full, without the prior written consent of the Purchaser, the Company shall not
(a) make or permit any direct or indirect subsidiary to make loans or advances of funds whatsoever, even to a wholly-owned subsidiary of the Company, (b) make loans or advances of funds to any employee, or (c) take or permit any direct or indirect subsidiary to take any loans whatsoever.

                  6.14. LIMITATIONS OF GUARANTEES. Without the written consent of the Purchaser, the Company shall not, and shall not permit any direct or indirect subsidiary to, guarantee the indebtedness of another person or entity, other than guaranties of the indebtedness of the Company or a direct or indirect subsidiary of the Company, if such indebtedness is incurred in the ordinary course of such subsidiary's business.

                  6.15. LIMITATION ON MERGER, SALE OF ASSETS. Without the prior written consent of the Purchaser, the Company shall not merge, and shall not permit any direct or indirect subsidiary to, merge or consolidate with or into another entity or sell (or permit any direct or indirect subsidiary to sell) any of its assets, including but not limited to its technology, outside of the ordinary course of business.

                  6.16. LIMITATION ON INVESTMENTS. Until the Obligations are paid in full, without the written consent of the Purchaser, the Company shall not own or permit any direct or indirect subsidiary, to own any part of any third party.

                  6.17. LIMITATION ON LIENS, MANAGEMENT COMPENSATION AND CAPITAL EXPENDITURES. Without the Puchaser's written approval, the Company shall not:

                           (a) Mortgage, pledge, or grant a security interest in
any of the assets of the Company, including but not limited to its technology, nor permit any subsidiary to do the same in respect of any of its assets; or

                           (b)  Increase   compensation  to  management  of  the
Company above the levels of compensation as they existed prior to the time of execution hereof and as represented by the Company to Purchaser (it being acknowledged by Purchaser that Purchaser will consider in good faith any reasonable request and any resulting approval, if given, may be made orally for purposes of this subparagraph 6.17(b) only); or

                           (c) Make any capital  expenditures in excess of those
identified in the Company's budget attached hereto and submitted to the Purchaser.

                  6.18.  TRANSFER  OF RIGHTS.  The rights  granted  pursuant  to
Section 6.1(a) and (b) may be assigned to any transferee, other than a competitor or potential competitor of the Company (as reasonably determined by the Company's Board of Directors) so long as such transferee agrees in writing, acknowledges and agrees that certain information obtained pursuant to this
Section 6 may be considered nonpublic information and will be maintained in confidence by such Purchaser or transferee and will not be utilized by such Purchaser or transferee in connection with purchases or sales of the Company's securities except in compliance with applicable state and Federal securities laws.

         7.       CO-SALE RIGHTS.

                           (a)  Generally.  Except  as set out in  Section  7(c)
hereof, in the event that a major or significant shareholder receives a bona fide offer from any person or entity to purchase any of his or her Stock, such shareholder (the "SELLING SHAREHOLDER") shall give notice (the "TRANSFER NOTICE") to the Purchasers (the "OFFEREE HOLDERS") of his intention to transfer such shares, describing the number of shares of Significant Holders' Stock proposed to be transferred (the "OFFERED SHARES"), the percentage that the Offered Shares are of all such Significant Holders' Stock before giving effect to the transfer contemplated by the Transfer Notice (the "APPLICABLE PERCENTAGE"), the identity of the proposed transferee (the "Buyer"), the price and terms upon which he proposes to make such transfer, the aggregate number of shares of Conversion Stock then held or issuable upon conversion of all outstanding shares of Preferred Stock held by all Offeree Holders (such aggregate number is herein referred to as the "HOLDERS' SHARES"), and the number of Eligible Shares. As used herein, "ELIGIBLE SHARES" means the product of (x) the number of Holders' Shares multiplied by (y) the Applicable Percentage. The Selling Shareholder shall advise the Buyer of the co-sale rights provided by this Section 7, and inquire of the Buyer whether the Buyer is willing to purchase a number of shares equal to the sum of the Offered Shares plus the Eligible Shares, and shall advise the Offeree Holders of the Buyer's response in the Transfer Notice.

                                Subject to the provisions of this Section 7, the
Selling Shareholder shall have the right to sell Offered Shares to the Buyer and the Offeree Holders (as a group) shall have the right to sell Eligible Shares to the Buyer, each in the ratio that the aggregate number of Holders' Shares bears to all such Significant Holders' Stock (in each case as determined at the date of the Transfer Notice), until all shares which the Buyer is willing to purchase have been purchased from the Holders' Shares and the Eligible Shares according to the foregoing ratio. By way of example, if the Selling Shareholder owns 60,000 shares of Significant Holders' Stock and the number of Eligible Shares is 48,000, the aforementioned ratio would be 6.0 to 4.8. If the Buyer were willing to purchase 20,000 shares, the Selling Shareholder would have the right to sell
6.0 shares of Significant Holders' Stock for every 4.8 Eligible Shares that the Offeree Holders (as a group) have the right to sell, until a total of 20,000 shares are allocated to the Buyer as between the Selling Shareholder and the Offeree Holders (as a group). If any Offeree Holder elects not to sell any or all of the Holders' Shares that such Offeree Holder has the right to sell hereunder, the other Offeree Holders who elect to sell shall have the right to sell such additional number of Holders' Shares as may be required to sell the full number of Eligible Shares stated in the Transfer Note. Such additional Holders' Shares may be sold by each of such other Offeree

Holders in accordance with their pro rata share (hereinafter defined).

                                    Within  fifteen (15) days after  delivery of
the Transfer Notice, each Offeree Holder may elect to sell up to such person's pro rata share (as defined herein) of the Eligible Shares to be allocated as described above. An Offeree Holder shall make such election to sell by giving written notice thereof to the Significant Holder and the Secretary of the Company. Prior to the sale to the Buyer, each electing Offeree Holder shall tender to the Secretary of the Company a certificate representing the shares to be sold, properly endorsed for transfer, with written instructions to transfer the shares to the transferee described in the Transfer Notice upon receipt of payment for such shares from such transferee for the benefit of such Offeree Holder. The Selling Shareholder shall instruct the Buyer to deliver payment for the shares to be purchased by such transferee to the Secretary of the Company, who shall transmit such payment to the Selling Shareholder and the Offeree Holders in payment for the shares sold by each. For the purpose of the rights set forth in this Section 7(a), the "pro rata share" of an Offeree Holder shall be equal to the quotient obtained when the number of Holders' Shares held by such Offeree Holder is divided by the number of Holders' Shares held by all Offeree Holders at the date of the Transfer Notice.

                           (b) Sale After Notice.  To the extent the  Purchasers
decline to exercise the co-sale right as allowed by this Section, the Selling Shareholder may, within ninety (90) days after the date on which the Purchasers' co-sale rights lapsed, transfer some or all of the Significant Holders' Stock which were the subject of the Transfer Notice at a price and on terms no less favorable to the transferees than specified in the Transfer Notice. Significant Holders' Stock transferred in accordance with the provisions of this Section 7 shall no longer be subject to the restrictions on Significant Holders' Stock set forth in this Section 7. After the expiration of said ninety (90) day period, the Selling Shareholder shall not transfer any of his Significant Holders' Stock without first complying with the provisions of Section 7(a).

                           (c) Exempt  Transfers.  Any  transfer of  Significant
Holders' Stock without consideration to a family member of the Significant Holder or a trust or custodian for the benefit of the Significant Holder or a family member of the Significant Holder shall not be subject to the provisions of this Section 7, provided that the transferee agrees in writing to be bound by the provisions of this Section 7 with respect to any subsequent transfer of such shares.

                           (d)  Transferability.  The rights  granted under this
Section 7 may not be assigned except for (i) a transaction involving the distribution without consideration of shares of Common Stock held by a Purchaser to its constituent partners (or retired partners), members or shareholders in proportion to their ownership interests in such holder or (ii) in connection with a transfer of Preferred Stock and Conversion Stock by the holder whereby such transferee acquires all of such securities held by the Purchaser.

                           (e)   Termination.   The  rights  of  the  Purchasers
pursuant to this Section 7 shall not apply to any offering of capital stock made pursuant to a registration statement and shall terminate and be of no further force or effect upon the closing of the Company's initial public offering of its Common Stock pursuant to a registration statement declared effective by the Commission.

                            (f)    Restrictive    Legend.    Each    certificate
representing the stock subject to this co-sale restriction shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

         TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN CO-SALE PROVISIONS SET FORTH IN AN AGREEMENT BETWEEN THE HOLDER, THE ISSUER, AND CERTAIN OTHER HOLDERS OF STOCK OF THE ISSUER, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

         8. BOARD OF DIRECTORS. Each Significant Holder and each Purchaser hereby agrees to vote his shares of the Company's voting securities in such a manner as to effect election as members of the Company's board of directors as provided for in Section 6.8 hereof.

         9. RIGHT TO PARTICIPATE IN FUTURE OFFERINGS.

         The Company hereby grants the Purchaser the right to participate in all future offerings by the Company of its equity securities (including securities which by their terms are convertible or exchangeable for such equity securities (hereinafter called "Derivative Securities")), and the Purchaser shall have the right in connection with any such offering to purchase, for his own account and on such terms and conditions as are made available to other purchasers of such equity securities, such number of shares (assuming full conversion and exchange of all outstanding Derivative Securities) as is necessary to enable the Purchaser to own 6.17% (or the Appropriate Percentage if greater as defined below) of the outstanding equity of the Company on any date of determination, on a fully diluted basis.

         Appropriate Percentage is defined as the percentage ownership Purchaser has just prior to any such future offerings. By way of explanation, the 6.17% represents Purchasers $250,000 investment compared to the total invested amount after giving effect to the contemplated $4.0 Million next round investment. Should the next round contemplated investment bring in less than $4.0 Million, the Appropriate Percentage would be the greater number as calculated by Purchaser's investment ($250,000) divided by the total amount invested in the company after said next round. Purchaser's right to participate in each offering after the contemplated one mentioned would be to the extent enabling Purchaser to own the Appropriate Percentage of the Company (as may be recalculated each time there is a new financing). Should the initial contemplated investment bring more than $4.0 Million, Purchaser's percentage ownership would necessarily be less but Purchaser's lowest limit for purposes under this section 9 at any time is set at 6.17%. Purchaser's right hereunder would not cease in future offerings if Purchaser elected not to participate in any prior offerings. Notwithstanding the foregoing, Purchaser's continuing right under this Section 9 will immediately cease after the completion of an initial public offering.

         10. AMENDMENT. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the.

         11. GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California without regard to conflict of laws provisions.

         12. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

         13. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

                           (a) if to the Purchaser,  at  Purchaser's  address as
set forth in Exhibit A, or at such other address as Purchaser shall have furnished to the Company with copies to:

                                Bryan Cave LLP
                                Two North Central Avenue, Suite 2200
                                Phoenix, Arizona 85004-4406
                                Attn: Joseph P. Richardson
                                Fax: (602) 364-7070

                                And to

                                Lawrence Smith
                                30872 Driftwood Dr.
                                Laguna Beach, CA 92651

                           (b) if to the  Company,  to the  address as listed in
the opening paragraph or at such other address as the Company shall have furnished to the Holders, with a copy to:

                                Aaron Grunfeld
                                Resch, Polster, Alpert & Berger, LLP
                                10390 Santa Monica Boulevard, Fourth Floor
                                Los Angeles, CA 90025-5058

                 Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         16. EFFECTIVE DATE. This Agreement shall be effective upon execution by both parties ("EFFECTIVE DATE").

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

"THE COMPANY"

STATMON TECHNOLOGIES CORP.,
a Delaware corporation


By: /s/ Geoffrey P. Talbot
    -------------------------------
    Geoffrey P. Talbot, President


"SIGNIFICANT HOLDERS"


By: /s/ Peter J. Upfold
    -------------------------------


By:
    -------------------------------


By:
    -------------------------------


  [Counterpart signature page to Statmon Technologies Corp. Note Purchase and
                         Shareholder Rights Agreement]

"THE PURCHASER"

/s/ John Hoff
-----------------------------------
John Hoff



  [Counterpart Signature page to Statmon Technologies Corp. Note Purchase and
                         Shareholder Rights Agreement]

                                    EXHIBIT A

    (To the Statmon Technologies Corp. Note Purchase and Shareholder Rights
                                   Agreement)


                               SCHEDULE OF HOLDERS


"THE SIGNIFICANT HOLDERS"                                 SHARES OF COMMON STOCK
-------------------------                                 ----------------------
Peter J. Upfold                                                  1,200,000
Geoffrey P. Talbot                                                 800,000



"THE PURCHASER"

NAME AND ADDRESS                  PHONE               FAX          $ COMMITMENT
----------------               ------------      -------------     ------------
John Hoff                      310-450-4825                          $250,000
2408 32nd St.
Santa Monica, CA 90405

                                    EXHIBIT B

    (To the Statmon Technologies Corp. Note Purchase and Shareholder Rights
                                   Agreement)


                                 PROMISSORY NOTE

                      PROMISSORY NOTE DUE SEPTEMBER 8, 2001
                    OR SUCH ACCELERATED DUE DATE AS PROVIDED
                            FOR IN SECTION 1 HEREIN.

Amount - $250,000                                        Date: September 8, 2000

Statmon Technologies Corp., a Delaware Corporation (hereinafter called the "Company"), for value received, hereby promises to pay to John Hoff, 2408 32nd Street, Santa Monica, CA 90405 or registered assigns (the "Payee" or "Holder"), on the 8th day of September, 2001 (the "Due Date") or such accelerated due date as described in Section 1 hereof, the principal amount of two hundred and fifty thousand ($250,000) dollars, plus interest at 10% per annum (computed on the basis of a 360-day year comprised of 12 thirty day months) from the date hereof through the Due Date (or through Accelerated Due Date if payment is triggered pursuant to Paragraph 1 below). Interest will continue to accrue if payment is not timely made in accordance with the terms of this Note. The principal and interest hereof is payable by wire transfer pursuant to wire instructions to be provided by Payee to Company, in lawful currency of the United States of America.

    1. ACCELERATED DUE DATE; MANDATORY PRE-PAYMENT. Anything contained herein to the contrary notwithstanding, the full principal amount of this Note and any accrued but unpaid interest shall become due and payable prior to the Due Date otherwise provided for herein, and shall be and become due and payable on a date (the "Accelerated Due Date") which is ten (10) days following the closing of any transaction involving the Company's issuance of equity or debt securities or any collateralized borrowings in which the Company shall have received, prior to the Due Date, gross proceeds of not less than $750,000 (the "Financing Transaction").

    2. RESTRICTIONS ON TRANSFER. This Note may not be transferred or assigned unless a Registration Statement with respect thereto under the Securities Act of 1933, as amended (the "Act"), is at the time in effect, or transfer or assignment is in accordance with and pursuant to an exemption from the registration requirements of the Act and the transfer or assignment is in compliance with state securities laws.

    3. BINDING EFFECT. The Company agrees that the provisions of this Note shall bind and shall inure to the benefit of the parties hereto and their successors and assigns. Company agrees that the rights granted to the Holder pursuant to this Note shall accrue to any endorsee of this Note who is lawfully in possession of this Note.

    4. AMENDMENT AND WAIVER. The terms of this Note may not be modified or amended unless such modification or amendment is in writing and signed by the Holder. No delay or omission on the part of the Holder in exercising any right or remedy to enforce this Note shall operate as a waiver of such right or remedy under this Note. No waiver by Holder of any right or remedy shall be effective unless in writing and signed by the Holder, and no such waiver on one or more occasions shall be construed as a waiver on any other occasion. The Company waives any right it has to a jury trial and waives presentment, notice and protest and all other demands and notices in connection with the delivery, acceptance, performance, default or

                                     1 of 2
        enforcement of this Note and agrees to any extension of the time of payment or other indulgence permitted by the Holder and to the addition or release of any other party or person primarily or secondarily liable for the payment of this Note.

    5. INTEREST. Ten percent (10%) APR as stated above and payable in full at time of repayment. Interest on any amount not paid which due will accrue interest at the rate of 15% per annum, from the date due through the date of payment.

    6. COMMUNICATIONS. All notices and other communications provided for hereunder or under the Notes shall be in writing, and, if to Holder, shall be delivered or mailed by certified mail addressed to you at your address as shown above or as you may otherwise designate to the Company in writing and, if to the Company, shall be delivered or mailed by certified mail to the Company at 114 N. Doheny Drive, Suite 201, Los Angeles, CA 99048 or to such other address as the Company may designate to Holder in writing. Alt such notices shall be deemed given when received.

    7. COSTS AND RIGHTS. The Company promises to pay the Holder all costs (including but not limited to reasonable attorneys' fees and costs) incurred by the Holder of this Note in collecting any amounts due hereunder, whether or not litigation is commenced. The Company agrees that the Holder shall have the rights and remedies available to a creditors under, and that this Note shall be construed in accordance with, the laws of the State of California without reference to the choice of law principles thereof.

    8. CALIFORNIA LAW AND JURISDICTION. This Note shall be construed in accordance with and governed by the laws of the State of California without regard to principles of conflicts of law. The Company consents to the personal jurisdiction of the state or federal courts located in Los Angeles, California for proceedings in respect of this Note.

    9. HEADINGS. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

IN WITNESS WHEREOF, STATMON TECHNOLOGIES CORP. has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated the date and year first above written.


STATMON TECHNOLOGIES CORP.


/s/ Geoffrey P. Talbot
----------------------------
Geoffrey P. Talbot
Chief Executive Officer


                                     2 of 2

                                    EXHIBIT C

    (To the Statmon Technologies Corp. Note Purchase and Shareholder Rights
                                   Agreement)


                       TRADEMARK/PATENT SECURITY AGREEMENT

                          TRADEMARK SECURITY AGREEMENT

         THIS AGREEMENT ("Agreement") is made this 3rd day of November, 2000 between Statmon Technologies Corp., a Delaware Corporation having its principal place of business at 114 North Doheny Drive, Suite 201, Los Angeles, CA 90048 (the "Company"), and John Hoff, 2408 32nd St., Santa Monica CA 90405 (together with his successors and assigns, "Lender").

                                   WITNESSETH

         WHEREAS, the Company desires to obtain loans from Lender pursuant to a Note Purchase and Shareholder Rights Agreement and Promissory Note dated of even date herewith, by and between the Company and Lender (hereinafter referred to, together with all riders, exhibits, schedules and amendments thereto, as the "Note Purchase Agreement"); and

         WHEREAS, Lender is willing to make loans to the Company as specified in the Note Agreement, provided the Company executes this Agreement;

         NOW, THEREFORE, in consideration of moneys lent under the Note Purchase Agreement, other valuable consideration including the promises made in the Note Purchase Agreement, and Ten Dollars ($10.00), the receipt and sufficiency of which is acknowledged by the Company, the Company agrees with Lender as follows:

         1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Note Purchase Agreement.

         2. To secure the payment of all amounts owed under the Note Purchase Agreement (such amounts owed hereinafter referred to as "Obligations"), the Company hereby grants to Lender a continuing security interest in and lien upon all of the right, title and interest of the Company in the following property, whether now owned or existing or hereafter acquired (collectively, the "Collateral");

                  a. all trademarks, trade names, trademark registrations, and trademark applications, and all renewals thereof, patents, patent applications and patent registrations and copyrights, copyright applications and copyright registrations, including, without limitation, all those listed on Schedule A attached hereto and made a part hereof (as the same may be amended from time to time), together with all such named items which are hereafter adopted or acquired by the Company, including without limitation all New Marks (as defined below), as well as the goodwill of the Company's business connected with and symbolized by such named items and all rights corresponding thereto throughout the world (hereinafter collectively referred to as the "Marks");

                  b. all income, royalties, damages, and payments now or hereafter due or payable with respect to the Marks, including, without limitation, damages and payments for past or future infringements thereof; and

                  c. all Proceeds of the foregoing. "Proceeds" shall have the meaning assigned to it under Section 9-306 of the Code (as defined below).

         3. The Company represents and warrants to Lender that:

                  a. each of the registrations for the Marks as shown on Schedule A is subsisting and has not been adjudged invalid or unenforceable.

                  b. upon filing of this Agreement in the United States Patent and Trademark office (hereinafter "USPTO") against each U.S. Trademark registration and pending application, and the filing of UCC-1 Financing Statement in compliance with the Uniform Commercial Code ("Code") as in effect in the State(s) of California covering all general intangibles now owned or hereafter acquired by the Company, Lender will have legal, valid and perfected lien upon and security interest in the Collateral (other than foreign trademark registrations and trademark applications), enforceable against the Company and all third persons in accordance with its terms;

                  c. the Company is not aware of any claim that the use of any of the Marks does or may violate the rights of any third person; and

                  d. the Company has the unqualified right to enter into this Agreement and to perform its terms.

         4. The Term of this Agreement will be from the date of execution through the date the Obligations are paid in full to Lender by Company pursuant to the Note Purchase Agreement, dated of even date herewith, (the "Term"), at which time the rights granted herein will lapse and Lender will cooperate with Company in releasing Lender's security interests in the Marks by signing and delivering any document or taking any act necessary to effect the intention of this Agreement (all at Company expense).

         5. The Company covenants and agrees with Lender that:

                  a. The Company owns all beneficial and ownership rights, title and interest in and to all of the Marks, including without limitation all applications and registrations listed on Schedule A, and the rights conferred by those applications and registrations.

                  b. Except for the interests of licenses under Permitted Licenses (as hereinafter defined), the Company is and will remain the sole and exclusive owner, of the entire right, title and interest in and to the Collateral, and will keep the same, unless with the prior written consent of Lender, free and clear of any liens, charges, claims, rights and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by the Company not to sue third persons;

                  c. The Company will maintain the quality of the products associated with the Marks, at a level at least consistent with or better than the quality at the time of this Agreement, and will provide Lender at Lender's request quarterly with a certificate to that effect, executed by an officer of the Company;
                  d. The Company will not lower the quality of the products associated with the Marks without Lender's prior written consent;

                  e. The Company has used, and will continue to use for the duration of this Agreement, required statutory notice in connection with its use of the Marks; and

                 f. The Company shall not abandon any of the Marks without Lender's prior written consent, including, without limitation, by failure to file an affidavit of use with the USPTO during the sixth year of a United States registration as required by law. Company will not do any act, or omit to do any act, whereby the Marks or any registration or application appurtenant thereto, may become abandoned, invalidated, unenforceable, avoided, avoidable, or will otherwise diminish in value, and shall notify Lender immediately if it knows of any reason or has reason to know of any ground under which this result may occur. The Company shall take appropriate action at its expense to halt any known material infringement of the Marks and shall properly exercise its duty to properly control its licensees in connection with any Permitted Licenses.

         6. The Company hereby grants to Lender and Lender's employees and agents, the right to visit upon reasonable advance notice (which in no event will exceed two business days) the Company's plants and facilities which manufacture, inspect or store products sold under any of the Marks and to inspect the products and quality control records relating thereto at reasonable times during regular business hours provided that no more than four Lender representatives may be present during any The Company shall do any and all acts reasonably required by Lender to ensure the Company's compliance with paragraph 5(c) of this Agreement.

         7. Through the end of the Term as defined above, the Company shall not sell the Marks, grant or assign any security or other interest in any of the Marks, or enter into any license agreement with respect to any of the Marks other than Permitted Licenses unless the proceeds thereof are used in whole or in part to pay in full the Obligations. As used herein, the term "Permitted Licenses" shall mean and include such licenses as the company shall enter into which are on a commercially reasonable and an arms length basis subject to Lender's security interest or which Lender may hereafter approve in writing in its sole discretion. The Company shall give to Lender written notice within fifteen (15) days of the Company's entering into a Permitted License, the Marks to be the subject of such license, and the terms of such license, and shall provide Lender with a copy of the duly executed license agreement promptly after execution thereof by the Company and the licensee.

         8. If, before the end of the Term, the Company shall obtain rights to any new trademarks, trade names, copyrights, or patents or any applications or registrations thereto, whether registered or at common law, or become the owner of or entitled to the benefit of any such applications or registration (collectively, the "New Marks"), the provisions of paragraph 2 hereof shall automatically apply to such New Marks and such New Marks shall automatically become included in the definition of Marks. The Company shall give Lender prompt notice of any application to register any New Mark, or the acquisition of any registration for any New Mark in the United States or worldwide, in writing, but in no event later than sixty (60) days after the filing of the application or the acquisition of the registration of such New Mark; and shall periodically update Schedule A and provide a copy to the Lender of any applications or for registration of New Marks in the United States or elsewhere in the world.

         9. The Company authorizes Lender to modify this Agreement by amending Schedule A to include any future trademarks and trademark applications which are or become Marks under Paragraph 2 or Paragraph 8 hereof.

         10. The Company agrees to execute and deliver to Lender such further papers and to do such other acts as may be reasonably necessary and proper to accomplish the purposes of this Agreement, including without limitation, in order to perfect or continue the perfection of Lender's security interest in all of the Collateral. At any time and from time to time, upon the written request of Lender, Company will promptly and duly, execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code with respect to the liens and security interests granted hereby. Company also hereby authorizes Lender to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged to Lender hereunder, duly endorsed in a manner reasonably satisfactory to Lender.

          11. Upon or after the occurrence of an Event of Default, Lender shall have, in addition to all other rights and remedies given it by this Agreement and the Note Purchase Agreement, all rights and remedies under applicable law and all rights and remedies of a secured party under the Uniform Commercial Code as adopted and then in force in the State of California. Without limiting the generality of the foregoing, Lender may immediately, without notice or demand, each of which the Company hereby waives, collect directly any payments due the Company in respect of the Collateral, including without limitation the right of the Lender under any Permitted Licenses, to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any Permitted License, whenever payable. Additionally, the Lender pursuant to the Code may sell at public or private sale or otherwise realize from time to time upon all or any of the Collateral. Upon the occurrence and continuance of an Event of Default the Lender may also (A) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (B) defend any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (D) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option all acts and things which Lender deems reasonable and necessary to protect, preserve or realize upon the Collateral and Lender's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Company might do. The Company hereby agrees that fifteen (15) days written notice to the Company of any public or private sale or other disposition of any of the Collateral shall be reasonable notice; provided, however, that no notice shall be required hereunder if not otherwise required by applicable law. At any such sale or disposition, Lender may to the extent permitted by law, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of the Company, which right the Company hereby waives and releases. After deducting from the proceeds of such sale or other disposition of the Collateral all reasonable costs and expenses incurred by Lender in enforcing its rights hereunder (including, without limitation, all brokers' fees, auctioneers' fees and reasonable attorneys' fees actually incurred), Lender shall apply the remainder of such proceeds to the Obligations in such order and manner as Lender in its sole discretion may determine. All payments received by Company under or in connection with any of the Collateral shall be held by Company in trust for Lender, shall be segregated from other funds of Company and shall forthwith upon receipt by Company, be turned over to Lender, in the same form as received by Company (duly indorsed by Company to Lender, if required) and such payments so received by Lender (whether from Company or otherwise) may, in the sole discretion of Lender, be held by Lender as collateral security for, and/or then or at any time thereafter applied in whole or in part by Lender against all or any part of, the Obligations in such order as Lender shall elect. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to the Company. If any deficiency shall arise, the Company and each guarantor of the Obligations shall remain jointly and severally liable to Lender therefore.

          12. The Company hereby irrevocably makes, constitutes and appoints Lender and any officer or agent of Lender as Lender may select, with full power of substitution, as the Company's true and lawful attorney-in-fact, with full power to do any or all of the following if an Event of Default shall occur and be continuing: to endorse the Company's name on all applications, documents, papers and instruments necessary for Lender to use the Marks, or to grant or issue any exclusive or nonexclusive license under the Trademarks to any other person or entity, or to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any other person or entity. The Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until all of the Obligations shall have been satisfied in full. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Company for any act or failure to act, except for its own willful misconduct.

          13. Any and all fees, costs and expenses, of whatever kind or nature, including attorneys' fees and legal expenses, actually incurred by Lender in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining, or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the

Collateral, shall be borne and paid by the Company (it being the intent of the Company and Lender that the Company shall be responsible for the payment of all sums, fees, costs and expenses, including, without limitation, all governmental fees with respect to the Marks) or, if paid by Lender, shall be paid by the Company promptly on demand by Lender and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the rate per annum in effect from time to time under the Promissory Note attached to the Note Purchase Agreement. The Company assumes all responsibility and liability arising from the use of the Marks, and Company hereby indemnifies, will defend and will hold Lender harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) arising out of Company's operations of its business from the use of the Marks.

         14. The Company shall use its best efforts to detect any infringers of the Marks and shall notify Lender in writing of infringements detected. The Company shall have the duty, through counsel reasonably acceptable to Lender, to prosecute diligently any trademark application of the Marks pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to make application for registration in the USPTO or equivalent governmental office outside the United States of registrable but unregistered Marks in such jurisdictions, for such goods and services, and at such times as the Company deems necessary in its reasonable business judgment, to file and prosecute opposition and cancellation proceedings as are deemed reasonable and necessary in the Company's reasonable business judgment, to file and prosecute lawsuits to enforce the Marks as are deemed reasonable and necessary in the Company's reasonable business judgment, and to do any and all acts which are deemed necessary or desirable by Lender to preserve and maintain all rights in the Marks. Any expenses incurred in connection with such applications or proceedings shall be borne by the Company.

          15. Lender shall have the right, but shall in no way be obligated, to defend any suit or counterclaim in its own name in order to defend the Marks and any license hereunder, in which event the Company shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents required by Lender in aid of such defense and the Company shall promptly, upon demand, reimburse and indemnify Lender for all costs and expenses incurred by Lender in the exercise of its rights under this paragraph 15.

          16. If the Company fails to comply with any of its obligations hereunder, to the extent permitted by applicable law, Lender may do so in the Company's name or in Lender's name, but at the Company's expense, and the Company agrees to reimburse Lender in full for all expenses, including reasonable attorneys' fees incurred by Lender in prosecuting, defending or maintaining the Marks or Lender's interest therein pursuant to this Agreement.

         17. No course of dealing between the Company and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under the Note Purchase Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         18. All of Lender's rights and remedies with respect to the Collateral, whether established hereby or by the Note Purchase Agreement, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

         19. The provisions of this Agreement are severable, and if any clause or provision is held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         20. Any notice to Lender shall be deemed to have been duly given five days from when deposited in the mail, first class, postage prepaid, addressed to Lender at the address listed in the opening paragraph or other address given to the Company by Lender. Any notice to Company hereunder shall be deemed to have been duly given 5 days from when deposited in the mail, first class postage prepaid, addressed to Company at the address specified in the introductory paragraph of this Agreement.

         21. This Agreement is subject to modification only by a writing signed by the parties hereto except as provided in paragraph 9 hereof.

         22. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Lender and upon the successors of the Company. The Company shall not assign its rights or delegate its duties hereunder without the prior written consent of Lender.

         23. Time is of the essence of this Agreement. No person or entity, other than the parties hereto, shall be deemed to be a beneficiary hereof or have the right to enforce any of the provisions of this Agreement.

         24. This Agreement has been negotiated executed and delivered at and shall be deemed to have been made in California. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California and Company agrees to submit to the jurisdiction of the courts of California.

                          THE UNITED STATES OF AMERICA

                                     [SEAL]

                           CERTIFICATE OF REGISTRATION
                               PRINCIPAL REGISTER


         THE MARK SHOWN IN THIS CERTIFICATE HAS BEEN REGISTERED IN THE UNITED STATES PATENT AND TRADEMARK OFFICE TO THE NAMED REGISTRANT.

         THE RECORDS OF THE UNITED STATES PATENT AND TRADEMARK OFFICE SLOW THAT AN APPLICATION FOR REGISTRATION OF THE MARK SHOWN IN THIS CERTIFICATE WAS FILED IN THE OFFICE; THAT THE APPLICATION WAS EXAMINED AND DETERMINED TO BE IN COMPLIANCE WITH THE REQUIREMENTS OF THE LAW AND WITH THE REGULATIONS PRESCRIBED BY THE COMMISSIONER OF PATENTS AND TRADEMARKS; AND THAT THE APPLICANT IS ENTITLED TO REGISTRATION OF THE MARK UNDER THE TRADEMARK ACT OF 1946, AS AMENDED

         A COPY OF THE MARK AND PERTINENT DATA FROM THE APPLICATION ARE PART OF THIS CERTIFICATE.

          THIS REGISTRATION SHALL REMAIN IN FORCE FOR TEN (10) YEARS, UNLESS TERMINATED EARLIER AS PROVIDED BY LAW, AND SUBJECT TO COMPLIANCE WITH THE PROVISIONS OF SECTION 8 OF THE TRADEMARK ACT OF 1946, AS AMENDED.


                                          /s/ Q. Todd Dickinson

                                          COMMISSIONER OF PATENTS AND TRADEMARKS

INT. CL.: 9
PRIOR U.S. CLS.: 21, 23, 26, 36 AND 38
                                                              Reg. No. 2,328,149

UNITED STATES PATENT AND TRADEMARK OFFICE               REGISTERED MAR. 14, 2000
--------------------------------------------------------------------------------

                                    TRADEMARK
                               PRINCIPAL REGISTER


                                     STATMON


STATMON  DEVELOPMENTS  PTY.  LIMITED        COMPUTER  NETWORK  OR BY  MEANS OF A
  (AUSTRALIA CORPORATION)                   COMPACT DISK. IN CLASS 9 (U.S.  CLS.
41 CULLEN STREET                            21, 23, 26, 36 AND 38).
LANE  COVE,  NEW SOUTH  WALES  2066,
  AUSTRALIA                                      FIRST   USE    6-22-1998;    IN
                                            COMMERCE 6-22-1998.
     FOR:  COMPUTER SOFTWARE FOR USE
IN MONITORING  THE EQUIPMENT  STATUS             SER. NO.75-520,161, FILED
OF  BROADCASTER   TRANSMITTER  SITES        7-16-1998.
THAT MAY BE DOWNLOADED FROM A GLOBAL
                                            ELIZABETH   J.   WINTER,   EXAMINING
                                              ATTORNEY

   [SEAL]
                            Certificate of registration
 AUSTRALIA                         of trade mark
                                                                      No. 766927
Commonwealth                   Trade Marks Act 1995
of Australia




I, ROSS WILSON, Registrar of Trade Marks, hereby certify-

that the trade mark represented on this certificate has been registered as a Trade Mark, No. 766927 in the Register of Trade Marks for a period of ten years commencing 9 July 1998 and that Statmon Developments Pty Ltd of 41 Cullen Street LANE COVE NSW 2066 AUSTRALIA has been entered in the Register of Trade Marks as the owner of the trade mark.

The trade mark is registered for the following goods and/or services:

Data processing equipment and computers being goods in class 9

                                  THE SCHEDULE

                                     STATMON



                                        GIVEN UNDER MY HAND AND THE SEAL OF THE
                                           TRADE MARKS OFFICE ON 14 MAY 1999
[COMMONWEALTH OF AUSTRALIA
   TRADE MARKS OFFICE                               /s/ ROSS WILSON
         SEAL]
                                                      ROSS WILSON
                                               REGISTRAR OF TRADE MARKS

     IN WITNESS the execution hereof under seal on the day and year first above written.


                                            Statmon Technologies Corp.
                                            A Delaware Corporation

                                            /s/ Geoffrey P. Talbot
                                            -----------------------------
                                            Geoffrey P. Talbot
                                            Chief Executive Officer


                                            /s/ John Hoff
                                            -----------------------------
                                            John Hoff

                                    EXHIBIT D

    (To the Statmon Technologies Corp. Note Purchase and Shareholder Rights
                                   Agreement)


                                     BUDGET

STATMON TECHNOLOGIES CORP.
USE OF PROCEEDS

                                                                         September        October          November
                                                                        ----------      ----------       ----------
                                                        Total              Budget          Budget           Budget
                                                      ----------        -------------------------------------------
Software         MSDN Universal Subscription            2,499.00          2,499.00            0.00             0.00
                 DevPartner Studio                      1,249.00          1,249.00            0.00             0.00
                 Measurement Studio                       995.00            995.00            0.00             0.00
                 IPWorks ActiveX Edition                  345.00            345.00            0.00             0.00
                 Windows 2000 Professional                289.95            289.95            0.00             0.00
                 MallMax                                  599.00            599.00            0.00             0.00
                 Quickbooks Pro                           199.00            199.00            0.00             0.00
                                                      ----------        -------------------------------------------
                                                        6,175.95          6,175.95            0.00             0.00

HARDWARE         Pocket PC (x4)                         2,400.00          2,400.00            0.00             0.00
                 Videquip Units (x10)                   7,500.00          7,500.00            0.00             0.00
                 Notebooks (x4)                        14,000.00         14,000.00            0.00             0.00
                 Xerox Phaser 850 Color Printer         2,499.00          2,499.00            0.00             0.00
                 Development Machine (x2)               5,000.00          5,000.00            0.00             0.00
                 Misc                                       0.00              0.00            0.00             0.00
                 Web Server                             2,000.00          2,000.00            0.00             0.00
                                                      ----------        -------------------------------------------
                                                       33,399.00         33,399.00            0.00             0.00

PAYABLES         Videquip Units (x10)                   7,390.50          7,390.50            0.00             0.00
                 Triad                                  5,000.00          5,000.00            0.00             0.00
                 Pacific DataCom                          800.00            800.00            0.00             0.00
                 Westwood Computers                       200.00            200.00            0.00             0.00
                                                      ----------        -------------------------------------------
                                                       13,390.50         13,390.50            0.00             0.00

SALES/MARKETING
                 Airfare (10 flights/mth.)             15,000.00          5,000.00        5,000.00         5,000.00
                 Meals, Hotel, Rental Car               7,000.00          2,500.00        2,500.00         2,000.00
                 Business development                   3,000.00          1,000.00        1,000.00         1,000.00
                 Sales Collaterals/Stationary           8,000.00          8,000.00            0.00             0.00
                 Publicity                              4,000.00          1,500.00        1,500.00         1,000.00
                 Marketing (shipping/mailers)          10,000.00          3,500.00        3,500.00         3,000.00
                 Telephone                              6,000.00          2,000.00        2,000.00         2,000.00
                                                      ----------        -------------------------------------------
                                                       53,000.00         23,500.00       15,500.00        14,000.00

MISC             Short-Term Loan Repayment             25,000.00         25,000.00            0.00             0.00
                 Offering Legal Fees                   50,000.00         30,000.00       20,000.00             0.00
                 Audit/Accounting                      20,000.00              0.00       20,000.00             0.00
                 Travel/Accomodation/Ent               30,000.00         10,000.00       10,000.00        10,000.00
                                                      ----------        -------------------------------------------
                                                      125,000.00         65,000.00       50,000.00        10,000.00

                 Working Capital                       18,000.00          6,000.00        6,000.00         6,000.00
                                                      ----------        -------------------------------------------

                 TOTAL                                248,965.45        147,465.45       71,500.00        30,000.00
                                                      ==========        ===========================================